Exhibit 99

Contact:
Susan M. Kenney	phone: 803.748.2374
Corporate Communication	fax: 803.748.8420
email: susan.kenney@seibels.com

FOR IMMEDIATE RELEASE

THE SEIBELS BRUCE GROUP, INC. ANNOUNCES

SENIOR MANAGEMENT CHANGES

Columbia, South Carolina, 10 December, 2002 — The Chairman of the Board of Directors for The Seibels Bruce Group, Inc. (OTC Bulletin Board:  SBIG), Charles H. Powers, today announced changes in the Company’s management structure, following the previously announced appointment of Michael A. Culbertson, CPCU, AIC, as president of the Company.

Seibels Bruce announced the promotion of Franklin D. Hutchinson to senior vice president, insurance operations.  Hutchinson is responsible for the Company’s personal and commercial lines of insurance, including regulatory affairs, pricing and filing.  Hutchinson joined Seibels Bruce in October of 1998 in a consulting capacity, and he was made vice president, regulatory relations and product development in 1999. He is a designated Certified Property and Casualty Underwriter.

Before joining Seibels Bruce, Hutchinson served as a special consultant to the South Carolina Director of Insurance.  Prior to that role, he was employed by Unisun Insurance Company in many capacities, including underwriting, actuarial and information services.

“Frank’s vast industry and territorial knowledge not only benefits Seibels Bruce’s current lines of business, but he will also provide experienced leadership, should we pursue additional insurance lines in the future,” said Powers.

Additionally, Seibels Bruce announced the promotion of Bryan D. Rivers to controller and treasurer.  He is responsible for the Company’s accounting and treasury management processes as well as its financial reporting to the Securities and Exchange Commission and the state Departments of Insurance.  Rivers joined the Company in June of 1999 as controller.

Prior to joining Seibels Bruce, Rivers was audit manager with Arthur Andersen LLP in Columbia, South Carolina.  While there, he managed a client portfolio containing both publicly traded and privately owned organizations in the insurance, manufacturing, distribution and services industries.  He is a member of the American Institute of Certified Public Accountants and the South Carolina Association of Certified Public Accountants.

“Bryan’s dual private and public company accounting expertise combined with his experience as controller at Seibels Bruce will be an asset to us as he assumes responsibility for treasury management,” said Powers.

The Seibels Bruce Group, Inc., headquartered in Columbia, South Carolina, is a holding company for four property and casualty insurance companies that offer commercial and nonstandard automobile insurance.  In addition, Seibels Bruce offers claim administration services to insurance companies and other businesses through Insurance Network Services, Inc.; flood zone determination and related services through America’s Flood Services, Inc.; and managing general agency services through Seibels, Bruce & Company.  Additional information about Seibels Bruce can be found online at www.seibels.com.

Certain items in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Seibels Bruce or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These risks include uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.  Such forward-looking statements speak only as of the date of this press release.  Seibels Bruce expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Seibels Bruce’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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